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                                                                      EXHIBIT 21

                        Subsidiaries of Noel Group, Inc.

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                      Name                                                Jurisdiction
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
STAFFING RESOURCES, INC.(1)                                                 Delaware
      Staffing Resources of Texas, Inc.                                     Delaware
      Staffing Solutions, Inc.                                              Delaware
      Staffing Resources of Utah, Inc.                                      Delaware
      J. Robert Thompson Companies, Inc.                                      Texas
          TempCraft, Inc.                                                     Texas
      Professional Drivers, Inc.                                            Colorado
      Weston Brothers Software, Inc.                                          Texas
      Gazz, Inc.                                                            Colorado
      SRI Holding Company, Inc.                                              Nevada
          Staffing Resources of Tennessee, L.L.C.                           Tennessee
          Staffing Resources of Georgia, Inc.                               Delaware
      Personnel One, Inc.                                                    Florida
      SRI South Management Services, Inc.                                   Delaware
      SRI Management Company, Inc.                                          Delaware
      Career Blazers Career Corporation                                     New York
      Career Blazers Educational Services, Inc.                             New York
      Career Blazers Training Services, Inc.                                New York
      Career Blazers Learning Center, Inc.                                  New York
      Career Blazers Personnel Services, Inc.                               New York
      Career Blazers Management Company, Inc.                               New York
          Aegis Training Services, Inc.                                     New York
          Career Blazers Learning Center of Melville, Inc.                  New York
          Career Blazers Learning Center of Stamford, Inc.                 Connecticut
      Career Blazers Service Company, Inc.                                  Delaware
      Career Blazers Agency Incorporated                                    New York
      Career Blazers Consulting Services, Inc.                              New York
      Career Blazers Contingency Professionals, Inc.                        New York
      Career Blazers, Inc.                                                  Delaware
      Career Blazers, Inc.                                                  New York
      Career Blazers Personnel Services of Arizona, Inc.                    New York
      Career Blazers Personnel Services of Washington, D.C., Inc.     District of Columbia
      Career Blazers Temporary Personnel, Inc.                              New York
      Career Blazers Learning Center of Washington, D.C., Inc.        District of Columbia
      Career Blazers Learning Center of Los Angeles, Inc.                  California
      Career Blazers of Pittsburgh, Inc.                                  Pennsylvania


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(1) Staffing Resources, Inc. is included as a "subsidiary" by virtue of the fact that the Company may be deemed to control Staffing. The Company does not believe that this is the case.






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

CARLYLE INDUSTRIES, INC.                                                    Delaware
      Blumenthal/Lansing Company                                            Delaware
      Carlyle Manufacturing Company, Inc.                                  Connecticut

LINCOLN SNACKS COMPANY                                                      Delaware

NOEL BRAZIL, INC.                                                           Delaware
      Ferrovia Novoeste, S.A.                                                Brazil

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